                                                                    EXHIBIT 99.6
                     FORM OF NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED RIGHT TO PURCHASE PREFERRED STOCK)

                                       OF

                          ARGUSS COMMUNICATIONS, INC.

                                       TO

                             TROY ACQUISITION CORP.
                           A WHOLLY OWNED SUBSIDIARY

                                       OF

                             DYCOM INDUSTRIES, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.01 per share (the "Common Stock"), of Arguss Communications, Inc., a Delaware corporation (the "Company"), together with the associated right to purchase preferred stock issued pursuant to the Rights Agreement, dated as of November 7, 2001, as amended, between the Company and Continental Stock Transfer and Trust Company, as Rights Agent (the "Rights" and, together with the Common Stock, the "Shares"), are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the expiration date (as defined in the Prospectus, dated January 23, 2002 (the "Prospectus")), or if time will not permit all required documents to reach First Union National Bank (the "Exchange Agent") prior to the expiration date. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent as described in the Prospectus.

                      The Exchange Agent for the Offer is:

                           FIRST UNION NATIONAL BANK

                 By Mail:                      By Facsimile:            By Hand or Overnight Courier:
        First Union National Bank              1-704-590-7628             First Union National Bank
    Corporate Trust Operations--NC1153                                Corporate Trust Operations--NC1153
      Attn: Corporate Actions Dept.                                     Attn: Corporate Actions Dept.
   1525 West W.T. Harris Boulevard, 3C3    Confirm by Telephone:     1525 West W.T. Harris Boulevard, 3C3
   Charlotte, North Carolina 28288-1153        1-800-829-8432          Charlotte, North Carolina 28262

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Troy Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Dycom Industries, Inc., a Florida corporation, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus.


Number of Shares: -----------------------------------     Signature(s): -----------------------------------------
Certificate No(s). (if available):                        Name(s) of Record Holders: ------------------------
--------------------------------------------------------  --------------------------------------------------------
                                                          PLEASE TYPE OR PRINT
Check box if Shares will be tendered by book-entry        Address(es): ------------------------------------------
transfer:  [ ]                                            --------------------------------------------------------
                                                          ZIP CODE
Account Number: ------------------------------------
                                                          Telephone No.(s): (     )
                                                          -----------------------------------
                                                          Dated: ------------------------------------------------

                               DELIVERY GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)
     The undersigned, a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Guarantee Program, guarantees to deliver to the Exchange Agent either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Exchange Agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an agent's message (as defined in the Prospectus) in connection with a book-entry transfer, and any other documents required by the Letter of Transmittal, within three (3) New York Stock Exchange trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: ---------------------------------------     Authorized Signature: --------------------------------
Address: ----------------------------------------------   Name: ------------------------------------------------
                                                          PLEASE TYPE OR PRINT
--------------------------------------------------------
ZIP CODE                                                  Title:
                                                          --------------------------------------------------
Telephone No.: (     )
--------------------------------------                    Dated: ------------------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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